SETTLEMENT AND TERMINATION AGREEMENT
                      ------------------------------------

      This SETTLEMENT AND TERMINATION AGREEMENT (the "Agreement") is made and entered into as of September 1, 2006 subject to satisfaction of the conditions set forth herein, by and between African American Medical Network, Inc., a Florida corporation and wholly-owned subsidiary of Medical Media ("African
American Medical"), and Robert Cambridge, an individual residing at 6624 Springpark, Los Angeles, CA 90056 ("Cambridge"), on the following terms and conditions:

                                    RECITALS

      WHEREAS, African American Medical and Cambridge entered into an Employment Agreement dated November 16, 2005 (the "Employment Agreement") under which Cambridge served as President of African American Medical; and

      WHEREAS, as of the date of this Agreement, Cambridge desires to resign his duties as President and African American Medical desires to accept the resignation; and

      WHEREAS, African American Medical and Cambridge desire to terminate the Employment Agreement on the terms and conditions set forth herein.

                                    AGREEMENT

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Incorporation of Recitals: The Recitals are incorporated herein and are hereby made a part of this Agreement.

2. Termination of Employment Agreement by Cambridge: Cambridge agrees to: (i) terminate his Employment Agreement, (ii) submit his letter of resignation in the form attached hereto as Exhibit "A", and (iii) release and forever discharge African American Medical from and against any and all future claims arising out of, in connection with, or relating to Cambridge having acted as an officer of African American Medical, as more specifically outlined below.

3. Termination of Employment Agreement by African American Medical: African American Medical agrees to: (i) accept the resignation of Cambridge as referenced herein, and (ii) release and forever discharge Cambridge from any against any and all future claims arising out of, in connection with, or relating to the duties of Cambridge as President of African American Medical, as more specifically outlined below.

4. Release and Waiver by Cambridge: Cambridge agrees to release and forever discharge African American Medical, its parent company, its current and former affiliates, employees, officers, directors, stockholders, controlling persons, subsidiaries, successors and assigns (individually a "Releasee" and collectively, "Releasees"), from any and all claims (including any claims for compensation under the Employment Agreement), demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Cambridge now has, has ever had, or may hereafter have against the respective Releasees arising contemporaneously with or prior to the date of this Agreement on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the date of this Agreement, including but not limited to, any and all claims arising from the Employment Agreement referred to herein.

5. Release and Waiver by African American Medical: African American Medical agrees to release and forever discharge Cambridge from any and all claims (including any claims for duties to be performed under the Employment
Agreement), demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which African American Medical now has, has ever had, or may hereafter have against the respective Cambridge arising contemporaneously with or prior to the date of this Agreement on account of or arising out of any matter, cause, or event occurring contemporaneously with or prior to the date of this Agreement, including but not limited to, any and all claims arising from the Employment Agreement referred to herein.

6. Mutual Release and Waiver: Each party hereto, for itself and each and all of its respective subsidiaries, affiliates, successors, and assigns, hereby unconditionally and absolutely releases and discharges the other, and each and all of their respective affiliates, successors, assigns, present and former representatives, agents, employees, attorneys, shareholders, officers, and directors of and from any and all claims, demands, debts, payments, liabilities, accounts, reckonings, obligations, costs, expenses, liens, actions, and causes of action, of every kind and nature whatsoever arising out of any potential or future claim related to the termination of the Employment Agreement (hereinafter collectively referred to as the "Released Matters").

The release set forth in Section 4, 5, and 6 shall be effective as a full and final accord, satisfaction, and general release of and from all Released Matters.

In that regard, each party further acknowledges that it is aware that it or its attorneys may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the Released Matters provided for herein, and that it is each party's intention fully, finally, and forever to settle and release all of its possible claims against the other with respect to all Released Matters. It is expressly understood that the releases contained herein shall be and remain in full force and effect as a full and complete general release with respect to all Released Matters.

7. No Litigation: The parties hereto irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced any proceeding of any kind regarding any Released Matter.

8. Indemnification: The parties hereto shall indemnify and hold harmless each other and each released party hereto, from and against all loss, liability, claim, damage (including incidental and consequential damages) or expense (including costs of investigation and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with: (a) the assertion by or on behalf of Cambridge of any claim or other matter purported to be released pursuant to this Agreement; and (b) the assertion by any third party of any claim or demand against any released party which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of African American Medical or its affiliates against such third party of any claims or other matters purported to be released pursuant to this Agreement.


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

9. Representations of Cambridge: Cambridge expressly represents (i) that he entered into this Agreement freely and voluntarily after careful review and consultation with his counsel, (ii) that no future claims may be made against African American Medical or Medical Media Television, Inc. for any perceived causes of action pursuant to the Employment Agreement, and (iii) that he made no verbal representations to African American Medical with respect to any of the matters addressed in this Agreement.

10. Representations of African American Medical: African American Medical expressly represents (i) that it entered into this Agreement freely and voluntarily after careful review and consultation with it counsel, (ii) that no future claims may be made against Cambridge for any perceived causes of action pursuant to the Employment Agreement, and (iii) that it made no verbal representations to Cambridge with respect to any of the matters addressed in this Agreement.

11. Entire Agreement: This Agreement contains the entire Agreement of the parties with respect to these matters (and solely with respect to these matters) and may not be modified in any way except in writing executed by both parties.

12. Authorization: The individual signatories to this Agreement represent that they have been duly authorized to execute this Agreement on behalf of the parties they purport to represent herein.

13. Execution in Counterparts: The parties may execute this Agreement in any number of counterparts, each of which when so executed and delivered (including by facsimile transmission), shall be deemed an original and all of which counterparts, taken together, shall constitute the same agreement.

14. Binding Agreement: This Agreement will bind and inure to the benefit of each of the party's respective predecessors, successors, trustees, receivers, guardians, executors, administrators, heirs, partners, directors, officers, employees, shareholders, agents, beneficiaries and assignees whether or not so expressed.

15. Governing Law: Except to the extent that federal law should provide otherwise, the terms, conditions and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

16. Headings: The use in this Agreement of headings is for the convenience of reference only. Such headings are not and shall not be considered part of this Agreement nor shall such headings control the construction and interpretation of the terms and conditions hereof.

17. Attorneys' Fees: In the event that either party hereto brings an action or other proceeding to enforce or interpret this Agreement, the prevailing party in that action or proceeding (including, without limitation, any action or proceeding pursued in any bankruptcy or other similar proceeding filed by or against African American Medical or Cambridge) shall be entitled to have and recover from the non-prevailing party all such fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees) as the prevailing party may suffer or incur in the pursuit or defense of such action or proceeding.

                            [Signature page follows]


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

      IN WITNESS WHEREOF, each of the parties hereto have caused this instrument to be signed by themselves or their duly authorized agents as of the date set forth in the first paragraph of this Agreement.


African American Medical Network, Inc.


By:  /s/Philip M. Cohen
     ----------------------------------
        Philip M. Cohen, CEO



     /s/Robert Cambridge
     ----------------------------------
        Robert Cambridge





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

                                ROBERT CAMBRIDGE
                                 6624 Springpark
                              Los Angeles, CA 90056


September 1, 2006


Mr. Philip M. Cohen, CEO
African American Medical Network, Inc.
8406 Benjamin
Road, Suite C
Tampa, FL  33634

         Re:      Resignation

Dear Mr. Cohen:

Please consider this letter my resignation as President of African American Medical Network, Inc. effective this date. My resignation is provided in connection with the Settlement and Termination Agreement between African American Medical Network, Inc. and me dated September 1, 2006, and was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies, or practices.

Sincerely,

/s/Robert Cambridge

Robert Cambridge



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